Exhibit 1.02

Debt Securities, Warrants, Purchase Contracts and Units

LEHMAN BROTHERS HOLDINGS INC.

UNDERWRITING AGREEMENT

New York, New York
Dated the date set forth
In Schedule I hereto

To the Representative(s)
  named in Schedule I
  hereto, of the Underwriters
  named in Schedule II hereto

Ladies and Gentlemen:

Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you and the other underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), its (i) debt securities (the “Debt Securities”), (ii) warrants for the purchase or sale of, or representing the right to receive an amount of cash determined in whole or in part by reference to the performance, level, or value of, securities of the Company (including Debt Securities) and/or one or more other issuers, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or one or more indices or baskets of the foregoing (“Warrants”), (iii) contracts for the purchase or sale of, or representing the right to receive an amount of cash determined in whole of in part by reference to the performance, level, or value of, securities of the Company (including Debt Securities) and/or one or more other issuers, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or one or more indices or baskets of the foregoing (“Purchase Contracts”) and/or (iv) units (“Units”) comprised of one or more Debt Securities, Warrants and Purchase Contracts (the “Unit Securities”), in such amount or amounts as is described in Schedule I hereto.  Such Debt Securities, Warrants, Purchase Contracts and Units listed in Schedule I hereto are hereinafter collectively referred to as the “Firm Securities”.

In addition, if so identified in Schedule I hereto, the Company proposes to grant to the Underwriters an option to purchase up to an additional principal amount or number of Debt Securities, Warrants, Purchase Contracts or Units (the “Option Securities”).  Such Firm Securities and Option Securities, if purchased, are hereinafter collectively referred to as the “Securities”, which term includes any Underlying Debt Securities (as hereinafter defined) issuable upon the exercise or in settlement of Warrants or Purchase Contracts, and any Unit Securities comprising any Units, included in the Firm Securities or Option Securities (but does not include any Underlying Company Securities or Other Underlying Securities (as hereinafter defined)).

Debt Securities issuable upon the exercise or in settlement of Warrants or Purchase Contracts are hereinafter referred to as the “Underlying Debt Securities”.  Other securities of the Company issuable upon the exercise or in settlement of Warrants or Purchase Contracts are hereinafter referred to as the “Underlying Company Securities”.  Securities of issuers other than the Company issuable upon the exercise or in settlement of Debt Securities, Warrants or Purchase Contracts are hereinafter referred to as the “Other Underlying Securities”.

The Debt Securities will be issued under the indenture (the “Indenture”) identified in Schedule I hereto, between the Company and the trustee (the “Trustee”) identified therein. The Warrants will be issued under one or more separate warrant agreements (each a “Warrant Agreement”) identified in Schedule I hereto, between the Company and one or more separate institutions, as warrant agent, each as identified in such Warrant Agreement (each a “Warrant Agent”).  The Purchase Contracts requiring the holders thereof to satisfy their obligations at the time of issuance (the “Prepaid Purchase Contracts”) will be issued under the Indenture identified in Schedule I hereto, between the Company and the Trustee identified therein.  The Units will be issued under one or more separate unit agreements (each a “Unit Agreement”) identified in Schedule I hereto, between the Company and one or more separate institutions, as unit agent, each as identified in such Unit Agreement (each a “Unit Agent”).  Purchase Contracts that are not Prepaid Purchase Contracts (“Non-Prepaid Purchase Contracts”) will be issued under a governing document (which may be a Unit Agreement if issued as part of a Unit) identified in Schedule I hereto.

If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” shall each be deemed to refer to such firm or firms.

1.             Representations and Warranties.  The Company represents and warrants to each Underwriter that:

(a)           The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), and has carefully prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration of the Securities under the Securities Act. The registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with such rule. The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) a supplement to the form of prospectus included in the registration statement relating to the initial offering of the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The term “Registration Statement” means the registration statement, as amended at the date of this Agreement, including the exhibits thereto, financial statements, and all documents incorporated therein by reference pursuant to Form S-3 (the “Incorporated Documents”), and such prospectus as then amended, including the Incorporated Documents, is hereinafter referred to as the “Basic Prospectus;” and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented), is hereinafter called the “Final Prospectus”. Any preliminary form of the Basic Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the “Interim Prospectus”. Any reference herein to the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus shall be deemed to refer to and include the Incorporated Documents which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”), on or before the date of this Agreement or the issue date of the Basic Prospectus, any Interim Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any Incorporated Documents under the Exchange Act after the date of this Agreement or the issue date of the Basic Prospectus, any Interim Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)           As of the date hereof, when the Final Prospectus is first filed with the Commission pursuant to Rule 424, when, before any Delivery Date (hereinafter defined) any amendment to the Registration Statement becomes effective, when, before any Delivery Date, any Incorporated Document is filed with the Commission, when any supplement to the Final Prospectus is filed with the Commission and at each Delivery Date, the Registration Statement, the Final Prospectus and any such amendment or supplement will comply in all material respects with the applicable requirements of the Securities Act and the Rules, and the Incorporated Documents will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations adopted by the Commission thereunder; on the date hereof and on each Delivery Date, the Indenture shall have been qualified under and will comply in all material respects with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); on the date it became effective, the Registration Statement did not, and, on the date that any post-effective amendment to the Registration Statement becomes effective, the Registration Statement as amended by such post-effective amendment did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date the Final Prospectus is filed with the Commission pursuant to Rule 424 and on each Delivery Date, the Final Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and on said dates, the Incorporated Documents will comply in all material respects with the applicable provisions of the Exchange Act and rules and regulations of the Commission thereunder, and, when read together with the Final Prospectus, or the Final Prospectus as it may be then amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative(s) on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus, as they may be amended or supplemented, or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 of the Trustee under the Trust Indenture Act (“Form T-1”).

(c)           The Basic Prospectus and any Interim Prospectus, as of their respective dates, complied in all material respects with the requirements of the Securities Act and of the Rules. The Commission has not issued an order preventing or suspending the use of the Basic Prospectus or any Interim Prospectus.

(d)           The nationally recognized independent registered public accounting firm whose report appears in the Company’s most recent Annual Report on Form 10-K, which is incorporated by reference in the Final Prospectus, are independent public accountants as required by the Securities Act and the Rules.

(e)           In the event that a report of a nationally recognized independent registered public accounting firm regarding historical financial information with respect to any entity acquired by the Company is required to be incorporated by reference in the Final Prospectus, such independent public accountants were independent public accountants, as required by the Securities Act and the Rules, during the period of their engagement to examine the financial statements being reported on and at the date of their report.

(f)            The audited consolidated financial statements of the Company in the Final Prospectus and the Registration Statement present fairly on a consolidated basis the financial position, the results of operations, changes in common stock and other stockholder’s equity and cash flows of the Company and its subsidiaries, as of the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The unaudited consolidated financial statements of the Company, if any, included in the Final Prospectus and the Registration Statement and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments, and have been prepared in accordance with the instructions to Form 10-Q.

(g)           Except as described in or contemplated by the Registration Statement and the Final Prospectus, there has not been any material adverse change in or any adverse development which materially affects the business, properties, financial condition or results of the Company or the Company and its subsidiaries taken as whole, from the dates as of which information is given in the Registration Statement and Final Prospectus.

(h)           The Securities have been duly authorized.  The Securities (other than the Underlying Debt Securities) and the Contract Securities (as hereinafter defined)) have been executed and issued by the Company, and assuming due authentication by the

Trustee (in the case of Debt Securities and Prepaid Purchase Contracts), the applicable Warrant Agent (in the case of Warrants), any applicable Unit Agent or other agent named in the Unit Agreement or other document identified in Schedule I hereto (in the case of Non-Prepaid Purchase Contracts) and the applicable Unit Agent (in the case of Units), and upon payment and delivery in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of, in the case of Debt Securities and Prepaid Purchase Contracts, the Indenture, in the case of Warrants, the Warrant Agreement, in the case of Non-Prepaid Purchase Contracts, the Unit Agreement or other document identified in Schedule I hereto, and in the case of Units, the Unit Agreement.  The Underlying Debt Securities and the Contract Securities, when executed, authenticated, issued and delivered against payment therefor in the manner provided in the Indenture (in the case of Debt Securities and Prepaid Purchase Contracts), the applicable Warrant Agreement (in the case of Warrants), any applicable Unit Agreement or other document identified in Schedule I hereto (in the case of Non-Prepaid Purchase Contracts) and the applicable Unit Agreement (in the case of Units), and (in the case of Contract Securities) sold pursuant to the Delayed Delivery Contract, will constitute legal, valid and binding obligations of the Company entitled to the benefits of, in the case of Debt Securities and Prepaid Purchase Contracts, the Indenture, in the case of Warrants, the Warrant Agreement, in the case of Non-Prepaid Purchase Contracts, the Unit Agreement or other document identified in Schedule I hereto, and in the case of Units, the Unit Agreement. The Securities (other than any Underlying Debt Securities and any Contract Securities), the Indenture (if the Securities include Debt Securities, Warrants for Debt Securities or Prepaid Purchase Contracts), each Warrant Agreement (if the Securities include Warrants), each Unit Agreement or other document identified in Schedule I hereto (if the Securities include Non-Prepaid Purchase Contracts) and each Unit Agreement (if the Securities include Units) conform, and any Underlying Debt Securities and any Contract Securities, when so issued and delivered and sold, will conform, in all material respects to the description thereof contained in the Final Prospectus.

(i)            Neither the Company nor any of the Significant Subsidiaries (as defined below) is in violation of its organizational documents or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole. The execution, delivery and performance of this Agreement will not conflict with, result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument, or result in a violation of the organizational documents of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of the Significant Subsidiaries or their property. Except as set forth in the Final Prospectus or as required by the Securities Act, the Exchange Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement. “Significant Subsidiary” means any subsidiary of the Company with assets greater than or equal to 7.5% of the assets of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP (the “Consolidated Assets”).  For the purposes of this definition, the Consolidated Assets at any time shall be determined on the basis of the financial statements in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the Commission.

(j)            Each of the Company and the Significant Subsidiaries have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and in good standing as foreign corporations and are fully registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification or registration and in which the failure to qualify or register would be reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, condition or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company and the Significant Subsidiaries holds all material licenses, permits, and certificates from governmental authorities necessary for the conduct of its business and owns, or possesses adequate rights to use, all material rights necessary for the conduct of such business and has not received any notice of material conflict with the asserted rights of others in respect thereof, except in each case where the failure to do so would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and the Significant Subsidiaries has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Except as may be disclosed in the Registration Statement and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company, directly or indirectly through subsidiaries, free and clear of any lien, pledge and encumbrance or any claim of any third party.

(k)           Except as described in the Registration Statement and the Final Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might reasonably be expected to have a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Final Prospectus.

(l)            The certificates delivered pursuant to paragraph (h) of Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

If the Securities include Debt Securities, Warrants or Purchase Contracts that may be exercised for or settled by delivery of Underlying Company Securities or Other Underlying

Securities, the Company further represents and warrants to each Underwriter as set forth in Schedule IV hereto.

2.             Sale and Purchase of the Securities.  The Company agrees to sell to each Underwriter, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein stated, agrees to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Debt Securities and/or number of Warrants, Purchase Contracts or Units to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below.  In addition, the Company grants to the Underwriters an option to purchase up to the principal amount or number of Option Securities specified in Schedule I hereto.  Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in Section 3 hereof.  The price of the Option Securities to the Underwriters shall equal the price of the Firm Securities set forth in Schedule I hereto.  Securities to be purchased by the Underwriters are herein sometimes called the “Underwriters’ Securities” and Securities to be purchased pursuant to Delayed Delivery Contracts (as hereinafter defined) are herein called “Contract Securities.”  The obligations of the Underwriters under this Agreement are several and not joint.

If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities, or a portion thereof, from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”), substantially in the form of Schedule III hereto but with such changes therein as the Company may authorize or approve, and the Underwriters will endeavor to make such arrangements.  Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds and educational and charitable institutions.  The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount of Debt Securities and/or number of each type of Warrant, Purchase Contract or Unit set forth in Schedule I hereto and the total principal amount of Debt Securities and/or total number of each type of Warrant, Purchase Contract or Unit to be purchased pursuant to Delayed Delivery Contracts may not exceed the maximum principal amount and/or number set forth in Schedule I hereto.  The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.  The principal amount of Debt Securities and the number of each type of Warrant, Purchase Contract or Unit to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount or number which bears the same proportion to the total principal amount of Debt Securities and/or number of each type of Warrant, Purchase Contract or Unit to be purchased pursuant to Delayed Delivery Contracts as the principal amount of Debt Securities and/or number of such type of Warrant, Purchase Contract or Unit set forth opposite the name of such Underwriter bears to the total principal amount of Debt Securities and/or number of such type of Warrant, Purchase Contract or Unit set forth in Schedule II hereto, except to the extent that the Representative(s) determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total principal amount of Debt Securities and/ or number of each type of Warrant, Purchase Contract or Unit to be purchased by all Underwriters shall be the total principal amount and/or number set forth in Schedule II hereto less the total principal amount of Debt Securities and/or number of such type of Warrant, Purchase Contract or Unit to be purchased pursuant to Delayed Delivery Contracts.

3.             Delivery and Payment.  Delivery by the Company of the Firm Securities to the Representative for the respective accounts of the several Underwriters and payment by the Underwriters therefor by wire transfer of, immediately available (federal) funds to or upon the order of the Company shall take place at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative(s) and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Securities being herein called the “First Delivery Date”).

Concurrently with the delivery of any payment for Firm Securities as provided in this Section 3, the Company will deliver to the Representative(s) for the respective accounts of the several Underwriters a check in an amount equal to any fee set forth in Schedule I hereto with respect to the principal amount of Debt Securities and/or number of Warrants, Purchase Contracts or Units for which Delayed Delivery Contracts are made.

The Firm Securities will be registered in such names and in such authorized denominations as the Representative(s) may request no less than two full business days in advance of the First Delivery Date.  The Company agrees to have the Firm Securities available for inspection, checking and packaging by the Representative(s) at such place as is designated by the Representative(s), not later than 1:00 p.m., New York City time, on the business day prior to the First Delivery Date.

At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Representative(s).  Such notice shall set forth the aggregate principal amount or number of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Representative(s), when the Option Securities are to be delivered, provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  The date and time the Option Securities are delivered are sometimes referred to as the “Second Delivery Date” and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery by the Company of the Option Securities to the Representative(s) for the account of the Underwriters and payment by the Underwriters therefor by certified or official bank check or checks payable in, or by wire transfer of, immediately available funds to or upon the order of the Company shall take place on the Second Delivery Date at the office and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representative(s) and the Company.

The Option Securities will be registered in such names and in such authorized denominations as the Representative(s) may request no less than two full business days in advance of the Second Delivery Date.  The Company agrees to have the Option Securities available for inspection, checking and packaging by the Representative(s) at such place as is designated by the Representative(s), not later than 1:00 p.m., New York City time, on the business day prior to the Second Delivery Date.

4.             Offering by Underwriters.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed any Interim Prospectus and are authorized to distribute the Final Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).  The Representative(s) agree that, as soon as the Representatives believe the offering of the Securities has been terminated, the Representatives will so advise the Company.  If the Securities are offered outside of the United States, the Underwriters further agree to make the representations and warranties to the Company as set forth in Schedule V.

5.             Agreements.  The Company agrees with the several Underwriters that:

(a)           (i)            The Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424 as required thereby and will promptly advise the Representative(s) (A) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (B) when any amendment to the Registration Statement relating to the Securities shall have become effective, (C) of any request by the Commission for any amendment of the Registration Statement, the Final Prospectus, the Basic Prospectus or any Interim Prospectus, or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the qualification of the Indenture, or the institution or threatening of any proceedings for that purpose, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) the delisting or threatened delisting of any Securities listed on a “national securities exchange” as such term is defined in the Exchange Act (each an “Exchange”) from such Exchange.

(ii)           After the date of this Agreement and prior to the termination of the offering of these Securities, the Company will not file any amendment of the Registration Statement or amendment or supplement to the Final Prospectus (except an amendment or supplement to the Final Prospectus that is deemed to be incorporated by reference in the Final Prospectus pursuant to Item 12 of Form S-3) without the consent of the Representatives and will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)          Prior to receipt of the advice to be given by the Representative(s) pursuant to Section 4, the Company will not file any document that would be deemed to be incorporated by reference in the Final Prospectus pursuant to Form S-3 without delivering to the Representative(s) a copy of the document proposed to be so filed, such delivery to be made at least twenty-four hours prior to such filing, and the Company will consult with the Representative(s) as to any comments which the Representative(s) make in a timely manner with respect to the document so delivered.

(b)           Subject to clause (a)(iii) of this Section 5, if, at any time during which a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Final Prospectus to comply with the Securities Act or the Rules, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any amendment of the Registration Statement containing an amended Final Prospectus to be made effective as soon as possible.

(c)           The Company will deliver to the Representative(s), without charge, (i) signed copies of the Registration Statement relating to the Securities and of any amendments thereto (including all exhibits filed with, or incorporated by reference in, any such document) and (ii) as many conformed copies of the Registration Statement and of any amendments thereto which shall become effective on or before any Delivery Date (excluding exhibits) as the Representative(s) may reasonably request.

(d)           During such period as a prospectus is required by law to be delivered by an Underwriter or dealer, the Company will deliver, without charge to the Representative(s) and to Underwriters and dealers, at such office or offices as the Representative(s) may designate, as many copies of the Basic Prospectus, any Interim Prospectus and the Final Prospectus as the Representative(s) may reasonably request.

(e)           The Company will make generally available to its security holders and to the Representative(s) as soon as practicable an earnings statement (which need not be audited) of the Company and its subsidiaries, covering a period of at least 12 months beginning after the date the Final Prospectus is filed with the Commission pursuant to Rule 424, which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(f)            The Company will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the laws of such jurisdictions as the Representative(s) may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(g)           If the Company has applied for the listing of any of the Securities on an Exchange, it will use its best efforts to maintain the listing of such Securities on such Exchange.

(h)           For a period beginning at the time of execution of this Agreement and ending on the later of the business day following the final Delivery Date or following the date on which any price restrictions on the sale of the Securities are terminated, without the prior consent of the Representative(s), the Company will not offer, sell, contract to sell or otherwise dispose of (i) if the Securities include Debt Securities or Warrants for Debt Securities, any debt securities of the Company covered by the Registration Statement or any other registration statement filed under the Securities Act having a maturity of more than one year from the date of issue or (ii) if the Securities include Warrants or Purchase Contracts, any warrants or purchase contracts substantially similar to such Warrants or Purchase Contracts.

(i)            The Company will use its best efforts to do and perform all things to be done and performed hereunder prior to the final Delivery Date and to satisfy all conditions precedent to the delivery of the Securities to be purchased hereunder.

If the Securities include Debt Securities, Warrants or Purchase Contracts that may be exercised for or settled by delivery of Underlying Company Securities or Other Underlying Securities, the Company further agrees with the several Underwriters as set forth in Schedule IV hereto.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof and on each Delivery Date, to the accuracy of any material statements made in any certificates, opinions, affidavits, written statements or letters furnished to the Representative(s) or to Simpson Thacher & Bartlett LLP (“Underwriters’ Counsel”) pursuant to this Section 6, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 not later than the Commission’s close of business, on the second business day following the date of this Agreement or such later date and time as shall be consented to in writing by the Representative(s).

(b)           No order suspending the effectiveness of the Registration Statement, as amended from time to time, or suspending the qualification of the Indenture shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission

(to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative(s).

(c)           Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 which, in the judgment of the Representative(s), makes it impracticable or inadvisable to proceed with the offering and delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

(d)           The Company shall have furnished to the Representative(s) the opinion of the Chief Legal Officer, General Counsel  or an Associate General Counsel of the Company, dated the day of such Delivery Date, to the effect that:

(i)            The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as described in the Final Prospectus.

(ii)           The Securities (other than any Underlying Debt Securities and any Contract Securities), the Indenture (if the Securities include Debt Securities, Warrants for Debt Securities or Prepaid Purchase Contracts), each Warrant Agreement (if the Securities include Warrants), each Unit Agreement or other document identified in Schedule I hereto (if the Securities include Non-Prepaid Purchase Contracts) and each Unit Agreement (if the Securities include Units) conform, and any Underlying Debt Securities and any Contract Securities, when so issued and delivered and sold, will conform, in all material respects to the description thereof contained in the Final Prospectus.

(iii)          Each of the Indenture (if the Securities include Debt Securities, Warrants for Debt Securities or Prepaid Purchase Contracts), the Warrant Agreements (if the Securities include Warrants), the Unit Agreements or other documents identified in Schedule I hereto (if the Securities include Non-Prepaid Purchase Contracts) and the Unit Agreements (if the Securities include Units) has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms; the Indenture (if the Securities include Debt Securities, Warrants for Debt Securities or Prepaid Purchase Contracts) has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities (other than any Underlying Debt Securities and any Contract Securities) have been executed and issued by the Company, and assuming due authentication by the Trustee (in the case of Debt Securities or Prepaid Purchase Contracts), the applicable Warrant Agent (in the case of Warrants) , any applicable Unit Agent or other agent named in the Unit Agreement or other document identified in Schedule I hereto (in the case of Non-Prepaid Purchase Contracts) and the applicable Unit Agent (in the case of Units), and upon payment therefor and delivery thereof in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of, in the case of Debt Securities and Prepaid Purchase Contracts, the Indenture, in the case of Warrants, the Warrant Agreement, in the case of Non-Prepaid Purchase Contracts, the Unit Agreement or other document identified in Schedule I hereto, and, in the case of Units, the Unit Agreement; the Underlying Debt Securities and the Contract Securities, when executed, authenticated, issued and delivered against payment therefor in the manner provided in the Indenture (in the case of Debt Securities and Prepaid Purchase Contracts), the applicable Warrant Agreement (in the case of Warrants), any applicable Unit Agreement or other document identified in Schedule I hereto (in the case of Non-Prepaid Purchase Contracts) and the applicable Unit Agreement (in the case of Units), and (in the case of Contract Securities) sold pursuant to the Delayed Delivery Contract, will constitute legal, valid and binding obligations of the Company entitled to the benefits of, in the case of Debt Securities and Prepaid Purchase Contracts, the Indenture, in the case of Warrants, the Warrant Agreement, in the case of Non-Prepaid Purchase Contracts, the Unit Agreement or other document identified in Schedule I hereto, and, in the case of Units, the Unit Agreement; provided, however, that the foregoing is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(iv)          No consent, approval, authorization, order registration or qualification of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement, except for (1) such consents, approvals, authorizations, orders registrations or qualifications as have been obtained under the Securities Act and such as may be required under the Exchange Act, under state securities and Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and (2) the qualification of the Indenture (if the Securities include Debt Securities, Warrants for Debt Securities or Prepaid Purchase Contracts) under the Trust Indenture Act, which has been obtained.

(v)           Such counsel does not know of any contracts or other documents that are required by the Securities Act or by the Rules to be filed as exhibits to the Registration Statement which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules.

(vi)          To such counsel’s knowledge, neither the Company nor any Significant Subsidiary that is organized under the laws of the United States or any State or territory thereof (a “Domestic Significant Subsidiary”) is in violation of its organizational documents, or in default under any material agreement, indenture or instrument known to such counsel, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.

(vii)         This Agreement and, to the extent applicable, the Delayed Delivery Contracts, have been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement and any Delayed Delivery Contracts by the Company will not conflict with, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company or any Domestic Significant Subsidiary pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel and to which the Company or any Domestic Significant Subsidiary is a party or is bound, or result in a violation of the corporate charter or by-laws of the Company or any Domestic Significant Subsidiary or any statute, rule, regulation or any order known to such counsel of any court or governmental agency having jurisdiction over the Company, any Domestic Significant Subsidiary or any of their respective properties, the effect of which would be material to the Company and its subsidiaries taken as a whole.

(viii)        The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any Form 8-A has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

(ix)           The Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (except that no opinion need be expressed as to the financial statements or other financial or statistical data or any Form T-1 included or incorporated by reference therein) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

(x)            If the Securities are required to be listed on an Exchange prior to issuance, as indicated on Schedule I hereto, authorization for the listing of such Securities on such Exchange has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Securities with the NYSE, and such counsel has no reason to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

(xi)           Each Domestic Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the law of the jurisdiction of its incorporation and each subsidiary has the corporate power and authority to own and operate its properties and to conduct its business as described in the Final Prospectus; each of the Company and the Domestic Significant Subsidiaries is duly qualified to do business as a foreign corporation, is in good standing and is duly registered as a broker-dealer, broker, dealer or investment advisor, as the case may be, in each jurisdiction in which the nature of the business conducted by it or in which the ownership or holding by lease of the properties owned or held by it require such qualification or registration and where the failure to so qualify or register would have a Material Adverse Effect.

(xii)          All the outstanding shares of capital stock of each Domestic Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and, except for directors’ qualifying shares, are owned by the Company or a subsidiary of the Company free and clear of any claims, liens, encumbrances and security interests.

(xiii)         Such counsel does not know of any legal or governmental proceeding pending or threatened against the Company or any of its subsidiaries which would affect the subject matter of this Agreement or is required to be described in the Final Prospectus which is not described and correctly summarized therein.

If the Securities include Debt Securities, Warrants or Purchase Contracts that may be exercised for or settled by delivery of Underlying Company Securities or Other Underlying Securities, such opinion will cover the additional matters set forth in Schedule IV hereto.

Such counsel shall also have furnished a statement that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus (except as to those matters stated in paragraph (d)(ii), above), such counsel has no reason to believe that (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to the financial statements or other financial or statistical data or the Form T-1 included or incorporated by reference therein).

In rendering such opinion and statement, such counsel may rely upon opinions of local counsel satisfactory to the Representative(s) for matters not governed by New York law and may rely as to matters of fact, to the extent he or she deems proper, upon certificates or affidavits of officers of the Company.  If the Securities include Debt Securities, Warrants for Debt Securities or Prepaid Purchase Contracts, such counsel may rely on a certificate of the Trustee with respect to the execution of the Securities by the Company and the authentication thereof by the Trustee.  Further, if any of the Securities are denominated or settled in any currency other than U.S. dollars, such counsel may (A) state that, with respect to those matters set forth in paragraph (iii), above, regarding the validity and enforceability of the Indenture (if such Securities are Debt Securities, Warrants for Debt Securities or Prepaid Purchase Contracts), the Warrant Agreements (if such Securities are Warrants), the Unit Agreements or other documents identified in Schedule I hereto (if such Securities are Non-Prepaid Purchase Contracts), the Unit

Agreements (if such Securities are Units) and such Securities, and, with respect to these matters set forth in paragraphs (iv) and (vii), above, regarding any order, rule or regulation of any court or governmental agency and the authority of the Company to authorize, issue and sell such Securities, such counsel has assumed that under the laws of any country in whose currency such Securities are denominated or settled, if other than in U.S. dollars, that no consent, approval, authorization, or order of, or filing with any governmental agency, body or court is required for the consummation of the transactions contemplated hereunder in connection with the issuance and sale of such Securities and compliance with the terms and provisions thereof will not result in any breach or violation of any of the terms and provisions in any statute, rule, regulation or order of any governmental agency or body or any court and (B) note that (a) a New York statute provides that with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into the currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (b) with respect to a foreign currency obligation, a United States Federal court in New York may award judgment in U.S. dollars, provided that such counsel expresses no opinion as to the rate of exchange such court should apply.

(e)           If any of the Securities are denominated or settled in any currency other than U.S. dollars, the Representative(s) shall have received from counsel, satisfactory to the Representative(s), such opinion or opinions, dated such Delivery Date, with respect to compliance with the laws of any country, other than the United States, in whose currency such Securities are denominated or settled, the validity of the Securities, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purposed of enabling them to pass upon such matters.

(f)            The Representative(s) shall have received from Underwriters’ Counsel such opinion or opinions, dated the day of such Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus and other related matters as the Representative(s) may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           If the Securities are required to be listed on an Exchange prior to issuance, as indicated on Schedule I hereto, the Securities shall have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, no order suspending trading or striking or withdrawing such Securities from listing on any Exchange or registration under the Exchange Act shall be in effect, no proceedings for such purpose shall be pending before or threatened by any Exchange or by the Commission and any Registration Statement on Form 8-A shall have become effective under the Exchange Act.

(h)           The Company shall have furnished to the Representative(s) a certificate of its Chief Executive Officer, its President, Chief Operating Officer, Chief Administrative

Officer, any Executive Vice President, Senior Vice President or Vice President, and its Chief Financial Officer, its Treasurer, its Financial Controller or its Global Head of Asset Liability Management (or other officer performing substantially the same function), dated the day of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement, and that, to the best of their knowledge after due inquiry:

(i)            The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such Delivery Date with the same effect as if made on such Delivery Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date.

(ii)           No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

(iii)          (x)  The Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Final Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

(i)            At each Delivery Date, a nationally recognized independent registered public accounting firm shall have furnished to the Representative(s) a letter, dated the day of such Delivery Date, confirming that they are independent auditors with respect to the Company within the meaning of the Securities Act and in form and substance satisfactory to the Representative(s), stating in effect that:

(i)            In their opinion, the consolidated financial statements of the Company and its subsidiaries, and the supporting schedules, included in the Registration Statement and the Final Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder.

(ii)           On the basis of a reading of the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Final Prospectus and of the latest unaudited consolidated financial statements made available by the Company and Lehman Brothers Inc., carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards), a reading of the minutes of the meetings of the directors of the Company and Lehman Brothers Inc., and inquiries of certain officials of the Company and its subsidiaries, who have responsibility for financial and accounting matters of the Company and its subsidiaries, as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included in the Registration Statement and the Final Prospectus, nothing came to their attention that caused them to believe that:

(A)          any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries, if any, included in the Registration Statement and the Final Prospectus, for them to be in conformity with generally accepted accounting principles; and such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published instructions, rules and regulations thereunder;

(B)           the unaudited capsule information of the Company and its subsidiaries, if any, included in the Registration Statement and the Final Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements of the Company from which it was derived or was not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Registration Statement and the Final Prospectus;

(C)           (I) as of the latest date as of which the Company and its subsidiaries have monthly financial statements, as compared to amounts shown in the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Final Prospectus, there was any change in the capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries and (II) from the latest date as of which the Company and its subsidiaries have monthly financial statements to the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Final Prospectus, there was any consolidated loss from operations before taxes or consolidated net loss of the Company and its subsidiaries; and

(D)          as of a specified date no more than three business days prior to the date of the letter, as compared to the date of the most recent consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and Final Prospectus, there was any change in capital stock (other than issuances of common stock upon the exercise of options or employee awards and the repurchase of common stock in the ordinary course of business to provide for common stock to be issued pursuant to the exercise of options or employee awards), or increase in long-term indebtedness, or decrease in net assets or stockholders’ equity of the Company and its subsidiaries;

except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof, unless said explanation is not deemed necessary by the Representative(s).

(iii)          If pro forma financial statements are included in the Registration Statement or the Final Prospectus, (x) they have read such pro forma financial statements, (y) they have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to the basis for their determination of the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and (z) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts; and as a result thereof, nothing came to their attention that caused them to believe that such pro forma financial statements do not so comply with Rule 11-02 of Regulation S-X and that such pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

(iv)          They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is expressed in dollars, or percentages derived from dollar amounts, and has been obtained from the general accounting records of the Company) set forth in the Registration Statement, as amended, and the Final Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement, including specified information, if any, included or incorporated from the Company’s Annual Report on Form 10-K incorporated therein or specified information, if any, included or incorporated from any of the Company’s Quarterly Reports on Form 10-Q or its Current Reports on Form 8-K incorporated therein, agrees with the accounting records of the Company and its subsidiaries or computations made therefrom, excluding any questions of legal interpretation.

(j)            So long as historical financial information with respect to any entity acquired by the Company is required to be included in the Registration Statement or the Final Prospectus, at such Delivery Date, a nationally recognized independent public accounting firm shall have furnished to the Representative(s) a letter, dated the day of such Delivery Date, in form and substance satisfactory to the Representative(s), confirming that they are, or were as of a stated time, independent public accountants within the meaning of the Securities Act and the Rules and stating in effect that:

(i)            In their opinion the audited consolidated financial statements of such entity acquired by the Company, and the supporting schedules, included in the Registration Statement and Final Prospectus and examined by them, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations of the Commission thereunder.

(ii)           They have performed certain other specified procedures as a result of which they determined that certain historical financial information relating to such entity acquired by the Company as required to be reported pursuant to rules and regulations promulgated under the Exchange Act agree with the accounting records of such entity acquired by the Company or computations made therefrom, excluding any questions of legal interpretation.

(k)           Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(l)            Since the date of the latest audited financial statements included in the Final Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Interim Prospectus, the Basic Prospectus or the Final Prospectus;

(m)          The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

(n)           Prior to such Delivery Date, the Company shall have furnished to the Representative(s) such further information, certificates and documents as the Representative(s) or Underwriters’ Counsel may reasonably request.

If the Securities include Debt Securities, Warrants or Purchase Contracts that may be exercised for or settled by delivery of Underlying Company Securities or Other Underlying Securities, the obligations of the Underwriters to purchase the Securities shall be subject to the additional conditions set forth in Schedule IV hereto.

If any of the conditions specified in this Section 6 (or, if applicable, in Schedule IV hereto) shall not have been fulfilled when and as required by this Agreement, or if any of the certificates or opinions furnished to the Representative(s) or Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative(s) and to Underwriters’ Counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, such Delivery Date by the Representative(s).  Notice of such cancellation shall be given to the Company in writing or by telegraph confirmed in writing.

7.             Expenses.  The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Interim Prospectus, the Basic Prospectus, the Final Prospectus and any amendments thereof or supplements thereto, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Indenture, Warrant Agreement, any Unit Agreement and any other document identified in Schedule I hereto and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) any applicable listing or other fees; (g) all costs and expenses incident to the rating of the Securities by one or more rating agencies, (h) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(f) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 7 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

8.             Indemnification.  (a)  The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action or pending action in respect thereof (including, but not limited to, any loss, claim, damage, liability, action or pending action relating to purchases and sales of Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or in any Interim Prospectus, the Basic Prospectus or the Final Prospectus or

in any amendment or supplement thereto, (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability action or pending action as such expenses are incurred; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, action or pending action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company through the Representative(s) by or on behalf of such Underwriters specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Basic Prospectus or any Interim Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Interim Prospectus was corrected in the Final Prospectus, unless such failure to deliver the Final Prospectus was a result of noncompliance by the Company with Section 5(d) hereof. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, employees and each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability, action or pending action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative(s) by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, action or pending action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative(s) in the case of subparagraph (a) representing the indemnified parties under subparagraph (a), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action or pending action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, action or pending action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, action or pending action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, action or pending action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

9.             Default by an Underwriter.  If, on any Delivery Date, any one or more Underwriters shall fail to purchase and pay for all of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining

Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Debt Securities and/or number of each type of Warrant, Purchase Contract or Unit set forth opposite their names in Schedule II hereto bear to the aggregate principal amount of Debt Securities and/or number of such type of Warrant, Purchase Contract or Unit set opposite the names of the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Debt Securities and/or number of each type of Warrant, Purchase Contract or Unit which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 9.09% of the aggregate principal amount of the Debt Securities and/or number of such type of Warrant, Purchase Contract or Unit, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriters or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, such Delivery Date shall be postponed for such period, not exceeding seven days, as the Representative(s) shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative(s), by notice given to the Company at or prior to delivery of and payment for all the Securities, if, prior to such time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

11.           Reimbursement of Underwriters’ Expenses.  If the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the transactions) is not fulfilled, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representative(s).  If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.           Representations and Indemnities to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers (as such officers) and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person within the meaning of the Securities Act, and will survive delivery of the payment for the Securities.

13.           Notices.  All communications hereunder will be in writing, and, if sent to the Representative(s )will be mailed or delivered and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company will be mailed, delivered, telegraphed or telexed and confirmed to it at 745 Seventh Avenue, New York, New York 10019, Attention:  Chief Financial Officer.

14.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and, to the extent and only to the extent stated in Section 8 hereof, the officers and directors and controlling persons referred to in Section 8 hereof, and except as provided in Section 8 hereof, no person other than the parties hereto and their respective successors will have any right or obligation hereunder.

15.           Applicable Law; Additional Terms.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.  The additional terms, representations, warranties, covenants and agreements, if any, set forth under “Other Terms” in Schedule I hereto are incorporated into this Agreement by reference.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed
  and accepted as of the date first above written.

LEHMAN BROTHERS INC.

By:
Name:
Title:

Acting on behalf of any other

Representative named in

Schedule I annexed hereto and

the several Underwriters named

in Schedule II annexed hereto.

SCHEDULE I

Date of Underwriting Agreement:

Registration Statement No.:	333-

Representative and Address:

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention:  Fixed Income Syndicate

With a copy to:

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attention:  General Counsel

Title of Securities:

Principal Amount or Number of Firm Securities to be issued:	$

Maximum Principal Amount or Number of Option Securities to be issued:	$

Stated Maturity Date:

Valuation Date:

Payments:

Indenture:

Trustee:

Calculation Agent:

Form of Securities:

Issuable jointly with other Securities:

Repurchase provisions:

Redemption provisions:

Listing:

Price to public:

Purchase price:

Currency of purchase:

Form of Payment:

First Delivery Date, Time and Location:

Date:

Time:

Location:

Delayed Delivery Arrangements:

Other Terms:

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SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased

Lehman Brothers Inc	$

[Any other Underwriter]	$	[	]

Total	$

SCHEDULE III

Delayed Delivery Contract

             , 20

[Insert name and address of Representative(s)]

Dear Sirs:

The undersigned hereby agrees to purchase from Lehman Brothers Holdings Inc. (the “Company”), and the Company agrees to sell to the undersigned, [$] [principal amount] [number] of the Company’s [Title of Securities] (hereinafter called the “Securities”), offered by the Company’s Prospectus dated                , 20  , and related Prospectus Supplement dated              , 20  , receipt of a copy of which is hereby acknowledged, at a purchase price of [  % of the principal amount thereof, plus accrued interest from the date from which interest accrues as set forth below] [   per Warrant, Purchase Contract or Unit], and on the further terms and conditions set forth in this contract.

[The undersigned will purchase the Securities from the Company on          , 20   , (the “Delivery Date”) [and interest on the Securities so purchased will accrue from           , 20  )].

[The undersigned will purchase the Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:

Number of Warrants, Purchase Contracts or Units	Principal Amount of Debt Securities			Delivery Date	Date from Which Interest Accrues
	$	[	]	, 20	, 20
	$	[	]	, 20	, 20

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date”].

Payment for the Securities to be purchased by the undersigned shall be made on or before [a.m.][p.m.], New York City time, on [the] [each] Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned upon delivery to the undersigned of the Securities in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.  If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for Securities on [the][each] Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on [the][each] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before [the][each] Delivery Date, shall have sold to certain underwriters (the “Underwriters”) such principal amount of Debt Securities and/or number of Warrants, Purchase Contracts or Units as is to be sold to them pursuant to the Underwriting Agreement referred to in the Prospectus and Prospectus Supplement mentioned above.  Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.  The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Company to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that acceptance of this contract and other similar contracts is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first come, first served basis.  If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below.  This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

2

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name of Purchaser)

By

(Signature and Title of Officer)

(Address)

Accepted:

Lehman Brothers Holdings Inc.

By
(Authorized Signature)

3

SCHEDULE IV

A.                                    Additional Representations and Warranties

The Company further represents and warrants to each Underwriter that:

B.                                    Additional Agreements

The Company further agrees with the several Underwriters that:

C.                                    Additional Opinions

The opinion of an Associate General Counsel or Deputy General Counsel or the Chief Legal Officer for the Company shall be to the further effect that:

D.                                    Additional Conditions Precedent

The obligations of the Underwriters to purchase the Securities shall be subject to the further conditions that:

SCHEDULE V

Each Underwriter further represents and warrants to the Company that:

•                  it and each of its affiliates have not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to the expiry of a period of six months from the issue date of the Securities except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations of 1995;

•                  it and each of its affiliates have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to Lehman Brothers Holdings; and

•                  it and each of its affiliates have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Each Underwriter has separately further agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any Securities other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, investment undertakings, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

Each Underwriter has separately further agreed that it will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the Securities or possesses or distributes the prospectus supplement, the accompanying prospectus or any other offering material and will obtain any consent, approval or permission required by it for the offer or sale by it of the Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales.